Exhibit 10.11

FOURTH AMENDMENT TO
MASTER LEASE AND SECURITY AGREEMENT
(Pool 1)

THIS FOURTH AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT (Pool 1) (the “Amendment”) is entered into as of  June 30, 2005 by and among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), and NH TEXAS PROPERTIES LIMITED PARTNERSHIP, a Texas limited partnership (“NH Texas”) (collectively, “Landlord”); ARC PINEGATE, L.P., a Tennessee limited partnership, ARC PEARLAND, L.P., a Tennessee limited partnership, TRINITY TOWERS LIMITED PARTNERSHIP, a Tennessee limited partnership, ARC LAKEWAY, L.P., a Tennessee limited partnership (“ARC Lakeway”), ARC SPRING SHADOW, L.P., a Tennessee limited partnership, ARC SHADOWLAKE, L.P., a Tennessee limited partnership, ARC WILLOWBROOK, L.P., a Tennessee limited partnership (“ARC Willowbrook”), ARC PARK REGENCY, INC., a Tennessee corporation, and ARC PARKLANE, INC., a Tennessee corporation (individually and collectively, “Existing Tenant”); ARC Westover Hills, L.P., a Tennessee limited partnership (“ARC Westover Hills”), and ARC Deane Hill, LLC, a Tennessee limited liability company (“ARC Deane Hill”) (individually and collectively, “Additional Tenants” and, together with Existing Tenant, “Tenant”); and AMERICAN RETIREMENT CORPORATION, a Tennessee corporation (“Guarantor”).

R E C I T A L S

A. Landlord and Existing Tenant have entered into that certain Master Lease and Security Agreement (Pool 1) dated as of July 9, 2002, as amended by (i) that certain First Amendment to Master Lease and Security Agreement (Pool 1) dated as of July 9, 2002, (ii) that certain Second Amendment to Master Lease and Security Agreement (Pool 1) dated as of July 1, 2003, and (iii) that certain Third Amendment to Master Lease and Security Agreement (Pool 1) dated as of July 7, 2004 (the “Original Lease”). Initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Original Lease. The Original Lease, as amended, modified and revised by this Amendment, may be hereinafter referred to as the “Master Lease” herein.

B. Landlord or certain Affiliates of Landlord, as landlord (collectively, “Pool 2 Landlord”), and Tenant or certain Affiliates of Tenant, as tenant (collectively “Pool 2 Tenant”), have entered into that certain Master Lease and Security Agreement (Pool 2) dated as of July 9, 2002, as amended by (i) that certain First Amendment to Master Lease and Security Agreement (Pool 2) dated to be effective as of July 9, 2002, (ii) that certain Second Amendment to Master Lease and Security Agreement (Pool 2) dated as of July 1, 2003, and (iii) that certain Third Amendment to Master Lease and Security Agreement (Pool 2) of even date herewith (the “Pool 2 Lease”).

C. Pursuant to that certain Letter of Credit Agreement dated as of July 9, 2002, executed by Landlord, Pool 2 Landlord, Tenant and Pool 2 Tenant (the “LC Agreement”), Tenant and Pool 2 Tenant posted with Landlord and Pool 2 Landlord one or more letters of credit as partial collateral for the performance of Tenant’s and Pool 2 Tenant’s obligations under the Original Lease and the Pool 2 Lease.

D.  Pursuant to that certain Guaranty of Master Lease and Security Agreement and Letter of Credit Agreement dated as of July 9, 2002, executed by Guarantor (the “Guaranty”), Guarantor guaranteed to Landlord and to Pool 2 Landlord, respectively, Tenant’s obligations under the Original Lease and Pool 2 Tenant’s obligations under the Pool 2 Lease

E. Concurrently herewith, (i) NH Texas is selling to ARC Lakeway and ARC Willowbrook the Facilities commonly known as Homewood at Lakeway located at 1915 Lohmans Crossing Road, Lakeway, Texas (the “Lakeway Facility”) and Willowbrook located at 7450 Willochase Blvd., Houston, Texas (the “Willowbrook Facility” and, collectively with the Lakeway Facility, the “Removed Facilities”) and, (ii) Landlord is acquiring from ARC Westover Hills and ARC Deane Hill (x) that certain real property, all improvements thereon and all appurtenances thereto commonly known as Deane Hill and located at 401 Catherine McAuley Way, Knoxville, Tennessee 37919 (the “Deane Hill Facility”), and (y) that certain real property, all improvements thereon and all appurtenances thereto commonly known as Westover Hills and located at 6201 Plaza Parkway, Fort Worth, Texas 76116 (the “Westover Hills Facility”), the legal descriptions of which are attached as Exhibit A (collectively, the “Additional Facilities”).

F. In connection with the transactions described in Recital E above, Landlord, Existing Tenant and Additional Tenants have agreed to remove the Removed Facilities from the Premises and to add the Additional Facilities to the Premises under the Original Lease.

G. Accordingly, Landlord, Guarantor and Tenant wish to amend the Original Lease to, among other things, (i) remove the Removed Facilities from the Premises under the Original Lease, (ii) join Additional Tenants to the Master Lease and the LC Agreement, (iii) add the Additional Facilities to the Premises under the Original Lease, and (iv) make certain other revisions and modifications, all as more particularly set forth herein. In connection therewith, Guarantor desires to affirm to Landlord its obligations under the Guaranty notwithstanding the amendment of the Master Lease set forth in this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals, which by this reference are incorporated herein, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Joinder of Additional Tenants; Addition of Additional Premises. Additional Tenants are hereby joined to the Master Lease and the LC Agreement as a collective Tenant thereunder. The Additional Facilities and associated Landlord Personal Property are hereby added to the Premises demised under the Master Lease.

2. Amendment to Original Lease. The Original Lease is amended, modified and revised as follows:

(a) The Original Lease is hereby amended in all respects necessary to confirm that each of the Removed Facilities and all property relating thereto shall, from and after the date hereof, no longer be included as part of the “Facilities” or as part of the “Premises” under the Original Lease.

(b) Section 2.1 of the Original Lease is hereby deleted in its entirety and the following substituted therefor:

“2.1 Initial Term Minimum Rent. During the Initial Term, Tenant shall pay to Landlord Minimum Rent of (a) Nine Million Eight Hundred Twenty-Eight Thousand Seven Hundred Fifty Dollars ($9,828,750) annually for each Lease Year through and including the Lease Year ending June 30, 2011, and (b) Nine Million Six Hundred Forty-Two Thousand Seven Hundred Fifty Dollars ($9,642,750) annually for each Lease Year thereafter, plus, in any Lease Year in which due, Development Rent (as defined below) as provided in Section 2.1.3. Such Minimum Rent with respect to each month shall be paid by wire transfer in advance and in equal monthly installments of (x) Eight Hundred Nineteen Thousand Sixty-Two and 50/100 Dollars ($819,062.50) for each month in each Lease Year through and including the Lease Year ending June 30, 2011, and (y) Eight Hundred Three Thousand Five Hundred Sixty-Two and 50/100 Dollars ($803,562.50) for each month in each Lease Year thereafter, plus any Development Rent then due pursuant to Section 2.1.3, on the first business day of each such calendar month.”

(c) Section 2.2.5 of the Original Lease is hereby deleted in its entirety and the following substituted therefor:

“2.2.5 As used herein, “Landlord’s Adjusted Investment” in the Premises shall mean Landlord’s Original Investment (as hereinafter defined in this Section 2.2.5) multiplied at the end of each Lease Year, commencing on June 30, 2006, by a percentage equal to one hundred percent (100%) plus one-half (½) of the CPI Increase (as defined in Section 2.2.6 below) for such Lease Year. As used herein, “Landlord’s Original Investment” shall mean One Hundred Eight Million Three Hundred Sixty-Seven Thousand Four Hundred Twenty-Nine Dollars ($108,367,429), as increased by (A) any amount paid by Landlord pursuant to Section 5.7 below on or after July 1, 2005, and as decreased by (B) any net award paid to Landlord pursuant to Section 13.2 below on or after July 1, 2005, any portion thereof allocable to any Facility sold to Tenant pursuant to Section 5.4 or otherwise on or after July 1, 2005, all as applicable and as may be otherwise increased or decreased pursuant to any other provision of the Lease as a result of any matter arising on or after July 1, 2005, provided that, with respect to the computation of “Landlord’s Adjusted Investment” for any Lease Year, any increase or decrease made to “Landlord’s Original Investment” as a result of clause (A) or clause (B) above shall first become effective during the Lease Year in which such increase or decrease occurred and the computation of “Landlord’s Adjusted Investment” made at the end of such Lease Year shall include such increase or decrease.

(d) Section 2.3.4 of the Original Lease is hereby deleted in its entirety and the following substantial therefor:

“2.3.4 The “Base Year” shall mean with respect to each Lease Year during the Initial Term commencing July 1, 2005, the twelve month period commencing on July 1, 2001 and ending on June 30, 2002, with Gross Revenues for such Base Year being agreed to equal the amount of Twenty-Seven Million Three Hundred Sixty Thousand Dollars ($27,360,000). The “Base Year” with respect to any Renewal Term, shall mean the first Lease Year of such Renewal Term.”

(e) For purposes of comparing the Total Rent due during the Lease Year (and each quarter during such Lease Year) commencing July 1, 2005 and ending June 30, 2006 to the Total Rent due in the immediately preceding quarterly or annual period pursuant to Section 2.5 of the Original Lease, the increase in Minimum Rent in the amount of One Hundred Thirty-Eight Thousand Seven Hundred Fifty Dollars ($138,750) annually, shall be ignored.

(f) Section 4.10 of the Original Lease is hereby deleted in its entirety and the following substituted therefor:

“4.10 Reimbursement of Landlord’s Insurance Costs. During any Lease Year or portion thereof in which Tenant is not in compliance with the other provisions of this Section 4, Tenant shall reimburse Landlord, within ten (10) days of Landlord’s demand therefor, for the costs of the premiums of the general liability and environmental insurance policies maintained by Landlord, or contributions to self-insurance in lieu thereof, in connection with the Premises, which amount shall not exceed in any Lease Year the amount of One Hundred Thousand Dollars ($100,000) when aggregated with such amounts as may be due under the Pool 2 Lease and that certain Lease and Security Agreement (Heritage Club) dated as of July 1, 2003, as amended by that First Amendment to Master Lease and Security Agreement dated as of July 1, 2005 (the “Heritage Club Lease”), as adjusted at the end of each Lease Year for increases in the CPI since July 1, 2005. Tenant shall have no right to receive any proceeds or other benefits from any such insurance. The foregoing shall not in any way imply that Landlord shall, or impose any duty on Landlord to: (a) waive any Event of Default that may arise as a result of Tenant’s failure to comply with the other provisions of this Section 4, or (b) obtain or maintain any such general liability or environmental insurance with respect to the Premises.”

(g) The following is hereby added to and incorporated into the Original Lease as Section 5.9 thereof:

“5.9 Capital Improvements. Commencing upon the first release of any Security Deposit and Collateral pursuant to Section 11.3 (the “CapEx Reserve Commencement Date”), Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease) shall make, in the aggregate, annual expenditures for capital improvements to the Facilities, the “Facilities” (as defined in the Pool 2 Lease) and the “Facility” (as defined in the Heritage Club Lease) equal to one and three-fourths percent (1.75%) of the “Gross Revenues”, as calculated in the aggregate under this Lease, the Pool 2 Lease and the Heritage Club Lease (the “Aggregate Gross Revenues”), for the applicable “Lease Year” under this Lease, the Pool 2 Lease and/or the Heritage Club Lease, as applicable, or the applicable portion thereof in the case of the first “Lease Year” hereunder or thereunder in which this obligation commences (the “Required Tenant Capital Expenditures”). Concurrently with each quarterly payment of Additional Rent after the CapEx Reserve Commencement Date, Tenant shall deliver to Landlord in a form mutually agreed upon by Landlord and Tenant, a certificate, certified by an officer or general partner of Tenant, as applicable, setting forth the actual year-to-date expenditures for capital improvements to the Facilities, the “Facilities” (as defined in the Pool 2 Lease) and the “Facility” (as defined in the Heritage Club Lease) made by Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease) as of the end of the applicable quarter. If such actual year-to-date expenditures for capital improvements are less than one and three-fourths percent (1.75%) of year-to-date Aggregate Gross Revenues for such Lease Year under this Lease, the Pool 2 Lease and/or the Heritage Club Lease, as applicable, or such applicable portion thereof in the case of the first “Lease Year” hereunder or thereunder in which this obligation commences, Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease) shall, in the aggregate, deposit with Landlord, Pool 2 Landlord and “Landlord” (as defined in the Heritage Club Lease) an amount equal to such deficiency, and such funds (the “CapEx Funds”) shall be impounded with Landlord, Pool 2 Landlord and “Landlord” (as defined in the Heritage Club Lease), in the aggregate, in accordance with Section 5.10 of this Lease, the Pool 2 Lease and the Heritage Club Lease. Each and every capital improvement funded by Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease) in accordance with this Section 5.9 or with use of CapEx Funds, as provided under Section 5.10 of this Lease, the Pool 2 Lease and the Heritage Club Lease, shall immediately become a part of the Premises, the “Premises” (as defined in the Pool 2 Lease) or the “Premises” (as defined in the Heritage Club Lease), as the case may be, and shall belong to Landlord, Pool 2 Landlord and “Landlord” (as defined in the Heritage Club Lease), as the case may be, subject to the terms and conditions of this Lease, the Pool 2 Lease or the Heritage Club Lease, as applicable. Notwithstanding the foregoing, if, at any time after the CapEx Reserve Commitment Date, the Security Deposit and Collateral is restored to one hundred percent (100%) of its original requirement under this Lease, the Pool 2 Lease and the Heritage Club Lease in accordance with the provisions of Section 11.3 under this Lease, the Pool 2 Lease and the Heritage Club Lease, the obligations under Section 5.9 of this Lease, the Pool 2 Lease and the Heritage Club Lease shall be suspended until any Security Deposit and Collateral is thereafter released under this Lease, the Pool 2 Lease and/or the Heritage Club Lease in accordance with such Section 11.3.”

(h) The following is hereby added to and incorporated into the Original Lease as Section 5.10 thereof:

“5.10 CapEx Funds. Any CapEx Funds shall be held by Landlord, Pool 2 Landlord and “Landlord” (as defined in the Heritage Club Lease), and shall be applied for the purposes of making capital improvements to the Facilities, the “Facilities” (as defined in the Pool 2 Lease) and the “Facility” (as defined in the Heritage Club Lease) (the “CapEx Reserve”). From time to time, but not more often than twice in any calendar month and provided that no Event of Default is then continuing, Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as the case may be, will disburse to Tenant, Pool 2 Tenant and/or “Tenant” (as defined in the Heritage Club Lease) amounts from the CapEx Reserve, subject to the following conditions: (A) the costs incurred by Tenant, Pool 2 Tenant and/or “Tenant” (as defined in the Heritage Club Lease), as the case may be, shall be for the purposes of making capital improvements to the Facilities, the “Facilities” (as defined in the Pool 2 Lease) and/or the “Facility” (as defined in the Heritage Club Lease); and (B) the request for disbursement shall be accompanied with such invoices or purchase orders evidencing the expenditure by Tenant, Pool 2 Tenant and/or “Tenant” (as defined in the Heritage Club Lease), as the case may be, as Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as applicable, may reasonably require. Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as the case may be, shall make the reimbursements to Tenant, Pool 2 Tenant and/or “Tenant” (as defined in the Heritage Club Lease), as applicable, required hereunder within fourteen (14) days after satisfaction of all conditions to such disbursement. Upon reasonable advance request, Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as the case may be, may require Tenant, Pool 2 Tenant and/or “Tenant” (as defined in the Heritage Club Lease), as applicable, to procure mechanic’s lien waivers, in form and substance reasonably satisfactory to Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as the case may be, (if such waivers are then available in the applicable State in which the subject Facility is located), in connection with any capital improvements in excess of One Hundred Thousand Dollars ($100,000). Any amount remaining in the CapEx Reserve at the expiration of the “Term” (as such term is defined hereunder, under the Pool 2 Lease and under the Heritage Club Lease) under all of this Lease, the Pool 2 Lease and the Heritage Club Lease, and/or the earlier termination hereof or thereof, shall be retained by Landlord, Pool 2 Landlord and/or “Landlord” (as defined in the Heritage Club Lease), as the case may be, as additional or supplemental “Total Rent” (as such terms is defined hereunder, under the Pool 2 Lease and under the Heritage Club Lease) hereunder or thereunder.”

(i) Section 7.4 of the Original Lease is hereby deleted in its entirety and the following substituted therefor:

“7.4 Intangible Property. The term “Intangible Property” means documents, chattel paper, contract rights, residency agreements, management agreements, medical records, patient files, confidential patient materials, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant’s operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant’s use of the Premises under this Lease, including without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the names “Westover Hills,”“Parklane West,”“Pinegate,”“Deane Hill,”“Pearland,”“Park Regency,”“Shadowlake,”“Trinity Towers” and “Spring Shadows,” but excluding any corporate names or logos used by Tenant. For purposes of this Lease, the term “Intangible Property” shall not include accounts receivable, negotiable instruments, rights to payment from third parties, security deposits, utility deposits, proprietary software, training manuals, or general corporate trademarks, service marks, logos, insignia, books or records of Tenant, or the tradenames “American Retirement Corporation,”“ARC,”“Homewood” or any derivation thereof.

(j) The following is hereby added to and incorporated into the Original Lease as Section 9.7 thereof:

“9.7 Financial Covenants Calculations. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of Guarantor and Tenant, and within ninety (90) days of the end of the fiscal year of Guarantor and Tenant, Tenant shall deliver to Landlord the calculations of the “Rent Coverage Ratio”, the “Fixed Charge Coverage Ratio” and “Book Net Worth” (all as defined in Section 11.3), together with all necessary support documentation with respect to such calculations as reasonably required by Landlord, and accompanied by an Officer’s Certificate (collectively, the “Financial Covenants Calculations”).”

(k) The following is hereby added to and incorporated into the Original Lease as Section 11.3 thereof:

“11.3 Security Deposit and Collateral Release. Provided the threshold Financial Covenants (as hereinafter defined) set forth below with respect to a particular Level (i.e., Level 1, Level 2, Level 3 or Level 4) have been met, the amount of the original Security Deposit and Collateral required hereunder shall be released in twenty-five percent (25%) increments, as set forth below, for any fiscal quarter in which the threshold Financial Covenants pertaining to a particular Level have been satisfied; provided however, that if, at any time after the release of any Security Deposit and Collateral at a particular Level, the requisite threshold of Financial Covenants pertaining to such Level is not maintained, as evidenced by the most recent Financial Covenants Calculations, then the Security Deposit and Collateral shall be restored by Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease), within five (5) days of the delivery of the Financial Covenants Calculations to Landlord, to the amount that was held by Landlord, Pool 2 Landlord and “Landlord” (as defined in the Heritage Club Lease) prior to any release of the Security Deposit and Collateral in accordance with such Level until such future time, if any, that the applicable threshold Financial Covenants pertaining to such Level are once again satisfied. The “Financial Covenants” shall mean the satisfaction of all of the following with respect to any particular Level release threshold:

Level	Threshold Rent Coverage Ratio	Threshold Fixed Charge Coverage Ratio	Threshold Book Net Worth	% of Original Security Deposit and Collateral required hereunder to be released
1 2 3 4	1.25x 1.35x 1.40x 1.45x	1.35x 1.35x 1.40x 1.40x	$100 Million $100 Million $100 Million $100 Million	25% 50% 75% 100%

Upon the exercise by Tenant of any Renewal Term in accordance with Section 1.2 of this Lease, Tenant shall increase the amount of the Security Deposit and Collateral to the amount required by Section 1.2.3 of this Lease, and such amount shall thereafter be deemed to be the “original Security Deposit and Collateral” required under the Lease; provided, however, that Landlord shall immediately release to Tenant (or excuse Tenant from depositing with Landlord) that portion of the new amount that would have theretofore been released if the increased “original Security Deposit and Collateral” amount had initially been the “original Security Deposit and Collateral” amount required under such Section 1.2.3.

As used herein, (i) “Rent Coverage Ratio” shall mean, as of the end of any fiscal quarter of Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease), the ratio of (A) “Portfolio EBITDAR-X” to (B) “Portfolio Rent Expense” with use of the following defined terms:

“Portfolio EBITDAR-X” shall be calculated as (a) the trailing six (6)-month Portfolio EBITDARM minus (b) an amount equal to six percent (6%) of the trailing six (6)-month Portfolio Gross Revenues;

“Portfolio EBITDARM” shall mean, as of the end of any fiscal quarter, the aggregate net income of Tenant, Pool 2 Tenant and “Tenant” (as defined in the Heritage Club Lease) for such trailing six (6)-month period to the extent derived from the collective operation of the Premises as defined herein, the “Premises” as defined under the Pool 2 Lease (the “Pool 2 Premises”) and the “Premises” as defined under the Heritage Club Lease (the “Heritage Club Premises”), adjusted to add thereto, to the extent allocable to the Premises, the Pool 2 Premises or the Heritage Club Premises, as applicable, without duplication, (a) interest expense, (b) income tax expense, (c) depreciation and amortization expense, (d) rental expense, and (e) management fee expenses, in each case determined in accordance with GAAP;

“Portfolio Gross Revenues” shall mean, as of the end of any fiscal quarter, the aggregate amount of “Gross Revenues” as defined herein with respect to the Premises, the “Gross Revenues” as defined in the Pool 2 Lease with respect to the Pool 2 Premises and the “Gross Revenues”, as such term is defined herein, and calculated with respect to the Heritage Club Premises, in each case, for the trailing six (6)-month period;

“Portfolio Rent Expense” shall mean, as of the end of any fiscal quarter, the aggregate amount of “Total Rent” (as defined herein or therein) payable by Tenant under this Lease, by Pool 2 Tenant under the Pool 2 Lease and by “Tenant” (as defined in the Heritage Club Lease) under the Heritage Club Lease, in each case, during the trailing six (6)-month period.

(ii)“Fixed Charge Coverage Ratio” shall mean, as of the end of any fiscal quarter of Guarantor, the ratio of (A) “Portfolio EBITDAR” to (B) “Portfolio Fixed Charges” with use of the following defined terms:

“Portfolio EBITDAR” shall mean, as of the end of any fiscal quarter of Guarantor, the aggregate net income of Guarantor and its subsidiaries, as determined in accordance with GAAP on a consolidated basis, during the trailing six (6)-month period, adjusted to add thereto, without duplication, (a) interest expense, (b) income tax expense, (c) depreciation and amortization expense, and (d) rental expense, as determined in accordance with GAAP on a consolidated basis, during such trailing six (6)-month period, and as further adjusted to add thereto or subtract therefrom (I) any gains or losses arising from the sale of assets or (II) any items of income or expense which are deemed to be “extraordinary” in accordance with GAAP, and any other non-cash, non-recurring charges and expenses. As used herein, “non-recurring charges and expenses” means expenditures or charges that (i) have not been incurred within the prior two years, and (ii) are not reasonably likely to recur within the subsequent two year period.

“Portfolio Fixed Charges” shall mean, as of the end of any fiscal quarter of Guarantor, the sum of (a) all net lease expenses, (b) all interest expenses (including the interest component of rentals under capitalized leases), exclusive of prepayment fees or one-time loan fees or similar expenses, (c) all scheduled principal amortization payments under indebtedness or capitalized leases, exclusive of balloon payments due on maturity or expiration, as applicable, (d) all dividends paid on preferred stock, and (e) all mandatory distributions of earnings to shareholders, for Guarantor and its subsidiaries, as determined on a consolidated basis in accordance with GAAP, during the trailing six (6)-month period.

(iii) “Book Net Worth” shall mean, as of the end of any fiscal quarter of Guarantor, as determined on a consolidated basis in accordance with GAAP with respect to Guarantor and its subsidiaries, (a) the total assets of such parties, minus (b) the total liabilities of such parties.

(l) Schedule 1 attached to the Original Lease is hereby deleted in its entirety and Schedule 1 attached hereto is substituted therefor. In furtherance thereof, ARC Lakeway, L.P., a Tennessee limited partnership, and ARC Willowbrook, L.P., a Tennessee limited partnership, are hereby released from all liability under the Original Lease that arises or accrues on or after the date of this Amendment.

(m) Schedule 2 attached to the Original Lease is hereby deleted in its entirety and Schedule 2 attached hereto is substituted therefor.

(n) The reference to “Homewood at Lakeway” on the front page of Exhibit A (item number 2), the metes and bounds legal description for “Homewood at Lakeway” attached as Exhibit A-3 and the reference to “Homewood at Lakeway” as item 2 on Exhibit C are hereby deleted.

(o) The reference to “Willowbrook” on the front page of Exhibit A (item number 7), the metes and bounds legal description for “Willowbrook” attached as Exhibit A-15 and the reference to “Willowbrook” as item 7 on Exhibit C are hereby deleted.

(p) Exhibit A attached hereto is hereby added to Exhibit A of the Original Lease.

(q) Exhibit C attached hereto is hereby added to Exhibit C of the Original Lease.

3. Reaffirmation of Obligations.

(a) Notwithstanding the modifications to the Original Lease contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its obligations under the Master Lease and all other documents executed by such party in connection therewith.

(b) Notwithstanding the modifications to the Original Lease contained herein, Guarantor hereby acknowledges and reaffirms its obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Original Lease or any terms or conditions contained therein, shall mean such Original Lease or such terms or conditions as modified by this Amendment.

4. Interpretation; Governing Law. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without regard to rules concerning the choice of law.

5. Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

6. Incorporation of Recitals. The Recitals to this Amendment are incorporated hereby by reference.

7. Counterparts. This Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

8. Attorneys' Fees. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Amendment, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys' fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

9. Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Original Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Original Lease, the terms of this Amendment shall govern and prevail.

10. Costs; Expenses. All costs and expenses incurred by Tenant or Landlord with respect to the preparation, negotiation and execution of this Amendment and all other documentation related to this Amendment shall be paid by Tenant. To the extent Landlord pays any such costs or expenses, Tenant shall reimburse Landlord for such costs and expenses immediately upon Landlord’s demand therefor.

11. Entire Agreement. This Amendment contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

TENANT: ARC PINEGATE, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:
ARC PEARLAND, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:
TRINITY TOWERS LIMITED PARTNERSHIP, a Tennessee limited partnership By: ARC Corpus Christi, LLC, a Tennessee corporation, its general partner By: Name: Title:

ARC LAKEWAY, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:
ARC SPRING SHADOW, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:
ARC SHADOWLAKE, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:

ARC WILLOWBROOK, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:
ARC PARK REGENCY, INC., a Tennessee corporation By: Name: Title:
ARC PARKLANE, INC., a Tennessee corporation By: Name: Title:
ARC WESTOVER HILLS, L.P., a Tennessee limited partnership By: ARC Tennessee GP, Inc., a Tennessee corporation, its general partner By: Name: Title:

ARC DEANE HILL, LLC, a Tennessee limited liability company By: Name: Title:

LANDLORD:

NATIONWIDE HEALTH PROPERTIES, INC.,
a Tennessee corporation

By:
      Donald D. Bradley
      Senior Vice President and Chief
      Investment Officer

NH TEXAS PROPERTIES LIMITED PARTNERSHIP,
a Texas limited partnership

By:    MLD TEXAS CORPORATION,
                  a Texas corporation
                  Its General Partner

                  By:
                        Donald D. Bradley
                        Senior Vice President and
                        Chief Investment
                        Officer

GUARANTOR:

AMERICAN RETIREMENT CORPORATION,
a Tennessee corporation

By:
Name:                  ________
Title:

SCHEDULE 1

LANDLORD AND TENANT ENTITIES

Landlord

1. NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

2.	NH TEXAS PROPERTIES LIMITED PARTNERSHIP,
a Texas limited partnership

Tenant

1.	ARC PINEGATE, L.P., a Tennessee limited partnership

2.	ARC PEARLAND, L.P., a Tennessee limited partnership

3.	TRINITY TOWERS LIMITED PARTNERSHIP, a Tennessee limited partnership

4.	ARC SPRING SHADOW, L.P., a Tennessee limited partnership

5.	ARC SHADOWLAKE, L.P., a Tennessee limited partnership

6.	ARC PARK REGENCY, INC., a Tennessee corporation

7.	ARC PARKLANE, INC., a Tennessee corporation

8.	ARC WESTOVER HILLS, L.P., a Tennessee limited partnership

9.	ARC DEANE HILL, LLC, a Tennessee limited liability company

Schedule 1-1

SCHEDULE 2

LOCATION OF FACILITIES AND FACILITY INFORMATION
Facility		Facility Location	No. of Beds/Units	Type of Personal Care Facility
1.	Hampton at Spring Shadow	9889 Kempwood Drive Houston (Harris County), Texas 77080	52 Personal Care Beds 15 Memory Impaired Beds	Personal Care and Memory Impaired Facilities
2.	Trinity Towers	101 North Upper Broadway Corpus Christi (Nueces County), Texas 78401	76 Nursing Facility Beds 84 Personal Care Facility Unit (Type A Large) Beds 196 Independent Living Facility Units 15 Dementia Care Units	Nursing Personal Care Independent Living and Dementia Care Facilities
3.	Homewood at Pearland	2121 Scarsdale Boulevard Pearland (Harris County), Texas 77581	15 Independent Beds 52 Personal Care Beds 15 Memory Impaired Beds	Personal Care Independent Living and Memory Impaired Facilities
4.	Homewood at Pinegate	2121 Pinegate Drive Houston (Harris County), Texas 77008	80 Personal Care Beds 15 Memory Impaired Beds	Personal Care and Memory Impaired Facilities
5.	Hampton at Shadowlake	2835 Shadow Drive Houston (Harris County), Texas 77072	79 Personal Care Beds 17 Memory Enhancement Beds	Personal Care and Memory Enhancement Facilities
6.	Park Regency	2555 North Price Road Chandler, Arizona 85224	120 Independent Living Units (w/ a la carte AL care) and 66 Nursing Beds	Independent Living, Personal Care and Nursing Care
7.	Parklane West	2 Towers Park Lane San Antonio, Texas 78209	17 Assisted Living Beds and 124 Nursing Beds	Personal Care and Nursing Care
8.	Westover Hills	6201 Plaza Parkway Fort Worth, Texas 76116	74 Assisted Living Beds and 17 Memory Impaired Beds	Personal Care and Memory Impaired Facilities
9.	Deane Hill	401 Catherine McAuley Way Knoxville, Tennessee 37919	15 Independent Living Beds 63 Assisted Living Beds 27 Memory Impaired Beds	Personal Care Independent Living and Memory Impaired Facilities

Schedule 2-1

EXHIBIT A

Legal Descriptions of the Facilities

(Attached)

Exhibit A-1

EXHIBIT C

Permitted Exceptions

Facility		Permitted Exceptions
1.	Westover Hills
1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner’s title policy then prevailing in use at the title company which consummates the sale transaction.

2. Any matters which an accurate survey of the Premises may show.

3. Exceptions         .

4. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant’s acts or omissions.

2.	Deane Hill
1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner’s title policy then prevailing in use at the title company which consummates the sale transaction.

2. Any matters which an accurate survey of the Premises may show.

3. Exceptions          .

4. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant’s acts or omissions.

Exhibit C-1